Exhibit 11.0

              Statement regarding Computation of Per Share Earnings

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                                  Exhibit 11.0

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      THREE MONTHS ENDED SEPTEMBER 30, 1999

                                                                            Three Months Ended
                                                            ----------------------------------------------------
                                                              September 30, 1999          September 30, 1998
                                                            ------------------------    ------------------------
NET INCOME ...............................................                $ 317,125                         --
                                                                          =========                        ===
Weighted average shares outstanding:

Weighted average shares outstanding ......................                1,587,000                         --

Less:  Unallocated shares held by ESOP ...................                (126,960)                         --

Plus:  ESOP shares released or committed to be
Released During the fiscal year ..........................                    5,855                         --
                                                                          ---------
                                                                          1,465,925                         --
                                                                          =========                        ===

Earnings Per Share (1) ...................................                 $   0.22                        N/A
                                                                          =========                        ===

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(1)  Earnings per share,  basic and  diluted,  are the same for the three months ended September 30, 1999.